UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549



                             FORM 8-K



                          CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the

                  Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 17, 1998
----------------------------------------------------------------
                                                 (March 17, 1998)
                                                  --------------



                         Bradlees, Inc.

                         --------------

     (Exact Name of Registrant As Specified In Its Charter)



                         Massachusetts

                         -------------

        (State Or Other Jurisdiction of Incorporation)





       1-11134                              04-3156108

       -------                              ----------

(Commission File Number)       (IRS Employer Identification No.)



One Bradlees Circle; Braintree, Massachusetts          02184

---------------------------------------------          -----

(Address Of Principal Executive Offices)             (Zip Code)



                         (781) 380-3000

                         --------------

       (Registrant's telephone number, including area code)



                         Not Applicable

                         --------------

  (Former name or former address,  if changed since last report)



                   Exhibit Index on Page 4

               Page 1 of  7 (Including Exhibit)





Item 5:  OTHER EVENTS
         ------------



     Beginning on March 17, 1998, Bradlees, Inc. (the "Company") will distribute to its banks and other credit providers summaries of its financial results for the fourth quarter (thirteen weeks) and fiscal year (fifty-two weeks) ended January 31, 1998 ("Fiscal 1997"), including a comparison to the Company's summary financial plan (the "Plan") for Fiscal 1997 filed on Form 8-K dated August 13, 1997. The Fiscal 1997 fourth-quarter and annual results compared to the Plan are attached hereto as Exhibit 20.



     Total sales for the fourth quarter ended January 31, 1998 were $10.3 million below Plan. However, comparable store sales stabilized in the fourth quarter and were unchanged from the prior year's fourth quarter. EBITDA before restructuring (as defined in the exhibit) was $45.5 million or $7.8 million above Plan, due to favorable selling, store operating, administrative and distribution (SG&A) expenses ($11.2 million) and a $5.6 million gain on sale of an owned closed store, partially offset by below-plan gross margin ($9.1 million).



     The Company took higher-than-planned promotional markdowns during the Holiday season in an effort to reduce the higher level of markdowns that might have resulted if such markdowns were taken after Christmas. In addition, the Company recorded a non-recurring provision of $2.9 million for excess going-out-of-business (GOB) markdowns at six closed stores.
SG&A expenses were below Plan due primarily to certain employee benefit cost reduction initiatives implemented in the fourth quarter.



     The Company reported net income of $25.9 million for this year's fourth quarter, the second consecutive quarterly net income, compared to a planned net income of $22.3 million. Interest and debt expense in the fourth quarter included a write-off of $1.1 million of deferred financing costs associated with the prior DIP facility replaced in December, 1997.



     Fiscal 1997 total sales were $30.3 million below Plan due, in part, to shortfalls in menswear sales ($7.8 million) and toy sales ($8.6 million). In addition, the sales impact of discontinuing the Company's aggressive promotional strategies of prior years was difficult to plan with precision. The gross margin rate prior to the non-recurring GOB provision was 29.8% in Fiscal 1997 compared to a planned rate of 30.3% and the prior year rate of 28.4%.



     Annual EBITDA before restructuring was $35.1 million or $6.8 million above Plan as below-Plan SG&A expenses ($14.4 million) and $6.6 million in property gains more than offset the gross margin shortfall from lower sales. SG&A expenses for Fiscal 1997 were below plan due primarily to the factors mentioned above for the fourth quarter and a $3.6 million reduction in the Company's self-insurance reserves that was recorded in the third quarter as a result of improved claims experience.



     The Company reported a net loss of $22.6 million for Fiscal
1997 compared to a planned net loss of $33.4 million and the prior year net loss of $218.8 million.





                                2





     Unrestricted cash was $0.9 million above Plan at January 31, 1998. Inventories were $1.8 million below Plan. Accounts payable was $4.2 million above Plan and outstanding borrowings under the Company's DIP facility were $15.5 million above Plan. The cash proceeds ($8.0 million) from the sale of the owned closed store were placed into restricted cash and cash equivalents.



     The Company is distributing the quarterly performance against its Plan (the "Plan Performance Information") to its banks and other credit providers to facilitate their credit analyses. THE PLAN PERFORMANCE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE AND should be read in conjunction with the Company's Form 8-K dated August 13, 1997, Form 10-Q for the first quarter ended May 3, 1997, second quarter ended August 2, 1997, and third quarter ended November 1, 1997, and Form 10-K for the fiscal year ended February 1, 1997 (fiscal 1996). The Plan Performance Information is being reported publicly solely because it is being distributed to a large number of the Company's vendors for purposes of their credit analyses. Although the Company is publicly disclosing the Plan Performance Information, the Company does not believe it is obligated to provide such information indefinitely, and the Company may cease making such disclosures and updates at any time. The Plan Performance Information was not examined, reviewed or compiled by the Company's independent public accountants. The Company is not obligated to update the Plan Performance Information to reflect subsequent events or developments. The Plan Performance Information is subject to future adjustments, if any, that could materially affect such information.









Item 7:   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

          AND EXHIBITS



Exhibit:   20  Summary Financial Results for the 13 and 52 Weeks

               Ended January 31, 1998.





                                3





                         INDEX TO EXHIBITS

                         -----------------



Exhibit No.    Exhibit                                 Page No.

-----------    -------                                 --------

   20         Summary Financial Results for the 13 and     6

              52 Weeks Ended January 31, 1998.





                                4





                          BRADLEES, INC.

                         AND SUBSIDIARIES



                           SIGNATURES

                           ----------





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                   BRADLEES, INC.





Date:  March 17, 1998             By  /s/ PETER THORNER

                                      -------------------------

                                      Peter Thorner

                                      Chairman and

                                      Chief Executive Officer





Date:  March 17, 1998             By  /s/ CORNELIUS F. MOSES III

                                      --------------------------

                                      Cornelius F. Moses III

                                      Senior Vice President,

                                      Chief Financial Officer



                             5





                    BRADLEES, INC.                   Exhibit 20
             FOURTH QUARTER RESULTS VS. PLAN        Page 1 of 2
                    (In Millions)



              Fourth Quarter 1997          Fiscal 1997
            ------------------------ ---------------------------
             Actual  Plan* Last Year  Actual   Plan*  Last Year
            ------------------------ ---------------------------

INCOME SUMMARY:
Owned Sales  $447.3  $457.0 $448.0   $1,337.6 $1,366.1 $1,553.3
Food Serv Sls   1.9     1.9    1.9        6.8      6.9      8.4
Lease Dept Sls 12.4    13.0   13.1       47.8     49.5     57.7
            ------------------------ ---------------------------
Total Sales   461.6   471.9  463.0    1,392.2  1,422.5  1,619.4

Gross Margin$ 129.6   138.7  117.9      399.3    413.4    440.7

Non-Recurring
 GOB Provision (2.9)      -   (0.8)      (2.9)       -     (6.6)
            ------------------------ ---------------------------
Adj. GM$      126.7   138.7  117.1      396.4    413.4    434.1

Gross Margin %
(based on owned
 sales)        28.3%   30.3%  26.1%      29.6%    30.3%    27.9%

SG&A Expenses (93.1) (104.3)(111.6)    (382.9)  (397.3)  (504.0)

Other Income    3.4     3.3    3.1       12.1     12.0     13.8

Gain on
Disposition of
 Properties     5.6       -    1.7        6.6      0.2      3.4

Add back Non-
Recurring
GOB Provision   2.9       -    0.8        2.9        -      6.6
            ------------------------ ---------------------------

EBITDA before
 Restructuring 45.5    37.7   11.1       35.1     28.3    (46.1)
            ------------------------ ---------------------------

Cash Impact
from
Restructuring  (1.5)   (0.8) (10.2)      (7.2)    (8.3)   (19.3)
            ------------------------ ---------------------------

EBITDA after
 Restructuring 44.0    36.9    0.9       27.9     20.0    (65.4)
            ------------------------ ---------------------------

Add back Cash
Impact from
Restructuring   1.5     0.8   10.2        7.2      8.3     19.3

Less Gain on
 Dispos. of Prop.
 (in Reorg.
 Items)        (0.2)      -   (1.7)      (1.1)    (0.2)    (1.7)

Less Non-Recurring
 GOB Provision (2.9)      -   (0.8)      (2.9)       -     (6.6)

Depreciation &
 Amort. Exp.   (8.7)   (9.1) (10.1)     (36.3)   (37.0)   (42.3)

Interest and
 Debt Expense  (4.9)   (3.4)  (3.7)     (16.6)   (14.7)   (11.5)

Asset Impairment
 Charge           -       -  (40.8)         -        -    (40.8)

Reorganization
 Items         (2.9)   (2.9) (13.2)      (0.8)    (9.8)   (69.8)
            ------------------------ ---------------------------

Net Inc(Loss) $25.9   $22.3 ($59.2)    ($22.6)  ($33.4) ($218.8)
            ======================== ===========================



BALANCE SHEET SUMMARY:
----------------------                  Balance at End of Period
                                       -------------------------

Unrestricted Cash and Cash Equivalents  $10.9    $10.0    $10.0

Restricted Cash and Cash Equivalents     16.8      9.5      9.1

Inventories                             238.6    240.4    236.9

Other Current Assets                     26.5     23.1     25.2
                                       -------------------------

 Total Current Assets                   292.8    283.0    281.2

Net Fixed Assets                        150.5    153.6    163.6

Long-Term Assets                        151.9    151.7    159.4
                                       -------------------------

 Total Assets                          $595.2   $588.3   $604.2
                                       =========================

Accounts Payable                       $124.4   $120.2   $115.3

DIP Borrowings                           84.2     68.7    $42.5

Other Current Liabilities                38.1     48.6     54.7
                                       -------------------------

 Total Current Liabilities              246.7    237.5    212.5

Long-Term Liabilities                    72.3     83.0     83.9

Liabilities Subject to Settlement       562.1    564.5    571.0

Paid-in-Capital                         137.2    137.3    137.3

Accumulated Deficit                    (423.1)  (434.0)  (400.5)
                                       -------------------------
 Stockholders' Equity (Deficiency)     (285.9)  (296.7)  (263.2)
                                       -------------------------

 Total Liabs. and Stockholders'
  Equity (Deficiency)                  $595.2   $588.3   $604.2
                                       =========================

* As filed on Form 8-K dated August 13,1997 and adjusted for bank service charges reclassified from SG&A expenses to interest and debt expense.


NOTE: EBITDA before restructuring is earnings (loss) before interest and debt expense, income taxes, restructuring and non-recurring items, asset impairment charge, reorganization and extraordinary items, and depreciation and amortization expense. At the time cash is received or expended for restructuring and non-recurring items, the cash amount is included in the calculation of EBITDA after restructuring.





                                6






                                                      Exhibit 20

                                                     Page 2 of 2


                        BRADLEES, INC.

               FOURTH QUARTER RESULTS VS. PLAN

                          (Unaudited)

                         (In Millions)


                       Fourth Quarter 1997       Fiscal 1997
                       -------------------   -------------------
                         Actual     Plan*     Actual       Plan*
                       -------------------   -------------------

CASH FLOW SUMMARY:

Beginning Unrestricted
Cash & Cash Equivalents  $11.3     $10.0      $10.0        $10.0

Cash Used in Operations:

Net Income (Loss)         25.9      22.3      (22.6)       (33.4)

Depreciation &
 Amortization Expense      8.7       9.1       36.3         37.0

Amortization of Deferred
 Financing Costs           1.6       0.5        3.7          2.5

Inventory Dec.(Inc.)      96.6      90.4       (1.8)        (3.4)

Accounts Pay.Inc.(Dec.)  (71.9)    (88.2)       9.0          4.9

All Other, Including
 Reorganization Items     (6.3)      7.9      (34.0)        (3.6)
                       -------------------   -------------------

Net Cash Provided by
  (Used in) Operations    54.6      42.0       (9.4)         4.0


Capital Spending          (4.9)     (5.0)     (19.6)       (20.0)

Inc. in Restricted
 Cash and Cash
 Equivalents              (7.3)     (0.1)      (7.6)        (0.4)

Other:

Payments of Capital
 Leases & Deferred
 Financing Costs          (2.4)     (0.5)      (5.7)        (3.5)

Proceeds on Sales
 of Assets                 8.0         -        8.0            -

Payments of Liabilities
 Subject to Settlement    (1.1)     (1.0)      (6.5)        (6.4)

Net Borrowings (Payments)
 Under the DIP Facility  (47.3)    (35.4)      41.7         26.2
                       -------------------   -------------------

Total Other              (42.8)    (36.9)      37.5         16.3
                       -------------------   -------------------

Increase (Decrease) in
 Unrestricted Cash and
 Cash Equivalents         (0.4)      0.0        0.9            -
                       -------------------   -------------------

Ending Unrestricted
Cash and Cash
 Equivalents             $10.9     $10.0      $10.9        $10.0
                       ===================  ====================





* As filed on Form 8-K dated August 13, 1997.





                                7